Exhibit 10.3

AMENDMENT

THIS AMENDMENT (the “Amendment”) made on 13 day of July 2005 by and between Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum”), and Intec Pharma Ltd. (formerly Intec Pharmaceutical Partnership Ltd.) (“Intec Pharma”) (each a “Party” and together the “Parties”).

WHEREAS the Parties entered into the Joint Venture for R&D Agreement dated June 1, 2000 (the “R&D Agreement”), which was extended and amended on October 5, 2004 (the “Extension”) (the R&D Agreement and the Extension shall collectively be referred to as the “Agreement”); and

WHEREAS the Parties wish to amend the Agreement as detailed below.

NOW, THEREFORE, the Parties agree as follows:

1.	Section 2 of Appendix E (Royalties) of the Agreement: Reference to “30%” is hereby replaced with “15%”.

Attached hereto as Annex A is the amended Appendix E.

2.	In consideration for the reduction of royalties, as set forth in Section 1 above, Intec Pharma shall grant shares as set forth in the following provision, which shall be added to the Agreement as Section 7A (after Section 7g):

“7A Additional Consideration. In consideration for the grant of License, and in addition to the consideration set forth in Section 7(a), the Company shall grant 746 Ordinary Shares thereof, par value NIS 0.01 each (which amount of shares is equal to 1% of Intec Pharma’s issued and outstanding share capital on the date hereof) to each of the following: Yissum, Prof Michael Friedman and Prof Amnon Hoffman. Such grant of shares is subject to (i) the execution by such grantees of any document reasonably required by Intec Pharma in order to effectuate the grant; and (ii) payment by the grantees of the par value of the shares, as required by law.

3.	Except as explicitly set forth in this Amendment, all other terms and provisions of the Agreement shall remain in full force and effect. In the event of contradiction between any term herein and that of the Agreement, this Amendment shall prevail.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives.

Yissum Research Development		Intec Pharmaceutical Partnership
Company of the Hebrew		Ltd.
University of Jerusalem

Signature:	/s/ Abraham Barak	Signature:	/s/ Zvi Joseph

Name:	Abraham Barak	Name:	Zvi Joseph

Title:	President and CEO	Title:	Chairman

Each of the undersigned hereby confirm, with respect to himself, that (i) he has read the Agreement as herein amended; and (ii) agrees to the provisions of Section 2 of this Amendment, to that extent they apply thereto.

/s/ Michael Friedman	/s/ Amnon Hoffman
Prof. Michael Friedman	Prof. Amnon Hoffman

14/7/05	14/7/05
Date	Date

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APPENDIX E - ROYALTIES

1.          The Company will pay to Yissum 3% royalties from the net sales of the products from the first date of commercial sale in each country.

2.          The Company shall be required to pay Yissum 15% of any payment or benefit of any sort or nature the Company may receive from the Sub-License.

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